Exhibit 99.1
Ensource Energy Income Fund Launches Exchange Offer
     Houston, TX—November 29, 2005— Ensource Energy Income Fund LP (NYSE:ENF), a newly formed Delaware limited partnership, today announced it has commenced an exchange offer to acquire control of, and ultimately the entire interest in, Eastern American Natural Gas Trust (NYSE:NGT). Pursuant to the terms of the offer, the current unitholders of NGT are being offered the right to tender their NGT depositary units in exchange for:
•	One whole common unit of the partnership; and

•	A pro-rata share of a $5.9 million special cash distribution to be paid by the partnership to holders of NGT depositary units accepted by the partnership in this offer.
     If NGT depositary units representing at least a majority of the NGT trust units are validly tendered and accepted for exchange by the partnership and the other conditions of the exchange offer are satisfied, the partnership’s general partner, Ensource Energy Partners, LP, will invest $20.05 million in the partnership to acquire (i) the general partnership interest and the associated incentive distribution rights, (ii) 648,262 subordinated partnership units and (iii) a warrant to acquire one million common units at a price of $36.40 per unit. The complete terms and conditions of the exchange offer and related transactions are set forth in the prospectus that is a part of the registration statement filed by the partnership with the Securities and Exchange Commission on June 22, 2005, as amended from time to time.
     The business model of the partnership, after consummation of the transactions described in the prospectus, is to increase unitholder value in terms of cash distributions and capital appreciation through the acquisition of net profits interests in oil and gas producing properties to be acquired by a wholly owned subsidiary of the general partner.
     “We, along with our general partner’s Board of Directors, are pleased to be able to offer the unitholders of NGT the opportunity to transform a passive entity into a dynamic growth vehicle with the sole goal of increasing unitholder value. We appreciate the NGT unitholders’ consideration of this offer and look forward to working with them in the future as we execute our business plan,” commented Scott W. Smith, President and Marshall M. Eubank, Chief Financial Officer.
     The exchange offer will remain open until January 12, 2006, unless extended. The partnership’s common units have been approved for listing on the New York Stock Exchange, subject to notice of issuance, under the trading symbol “ENF.” The partnership’s application to list its common units on the NYSE includes additional information upon which the NYSE relied to list those units. This information is available to the public upon request to the NYSE. The partnership expects that its common units will begin trading upon consummation of the exchange offer.

     This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities, including NGT’s depositary units or trust units. The exchange offer for NGT’s depositary units is being made only through a registration statement and related materials. In connection with the exchange offer for NGT’s depositary units, the partnership filed a registration statement on Form S-4 (containing a prospectus) with the Securities and Exchange Commission on June 22, 2005. Investors and security holders of NGT are advised to read these disclosure materials (including any amendments and other disclosure materials when they become available), because these materials contain important information. Investors and security holders may obtain a free copy of the disclosure materials and other documents related to the exchange offer filed by the partnership with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. The disclosure materials and other documents related to the exchange offer may also be obtained from the partnership upon request by contacting Georgeson Shareholder Communications, Inc. at (800) 279-4514.
     Ensource Energy Income Fund LP is a Houston-based energy company engaged in the business of acquiring and holding net profits interests burdening oil and gas producing properties located in the United States, which will fund ongoing quarterly distributions to its limited partners of all available cash from operating surplus received from the ownership of those interests beyond that required to pay its costs and fund reasonable working capital reserves. Additional information about Ensource Energy Income Fund LP may be found on its website at www.ensource-energy.com.
     This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are forward-looking statements. Included among forward-looking statements are, among other things, (i) statements regarding the partnership’s business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the payment of distributions to the partnership’s limited partners. Although the partnership believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The partnership’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the partnership’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the partnership does not assume a duty to update these forward-looking statements.

CONTACT:	Ensource Energy Income Fund LP Scott W. Smith or Marshall M. Eubank, 713-659-1794